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                                                                       Exhibit 1

                            Agreement of Joint Filing

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned, Michael A. Davis and Janet J. Johnstone, hereby agree to the joint filing on behalf of each of them of the Schedule 13G to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the common stock, $0.005 par value, of Cyanotech Corporation.

      This Agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

      Dated: April 29, 2004


                                             By: /s/ Michael A. Davis
                                                --------------------------------
                                                      Michael A. Davis



                                             By: /s/ Janet J. Johnstone
                                                --------------------------------
                                                      Janet J. Johnstone